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                               ADVISOR'S AGREEMENT

         This Agreement is made and entered into effective as of June 1, 2003 (the "Effective Date"), by and between FinancialContent, Inc., a Delaware corporation ("Company") and Jared Kopf, an individual, ("Advisor").

THE COMPANY AND ADVISOR AGREE AS FOLLOWS:

1. Retention of Advisor/ Performance of Services. Company hereby retains Advisor to provide the services described on Exhibit A (the "Services"), and Advisor hereby agrees to use his best efforts to provide the Services, in accordance with Exhibit A. Advisor shall not allow any other person or entity to perform any of the Services for or instead of Advisor.

2. Compensation. In exchange for Company's retention of Advisor, the Company agrees to grant to Advisor an option to purchase up to 100,000 (one hundred thousand) shares of the Company's common stock at $0.30 per share commencing on the Effective Date ("First Option"). Advisor shall have the right to exercise the First Option for one (1) year from the Effective Date. In the event the Agreement is automatically renewed for an additional one (1) year term, as described in paragraph 4, below, the Company agrees to grant to Advisor another option to purchase up to 100,000 (one hundred thousand) shares of the Company's common stock at $0.50 per share commencing on the Renewal Date, as defined in paragraph 4 below ("Second Option"). Advisor shall have the right to exercise the Second Option for one (1) year from the Effective Date. The First and Second Option and the shares issueable upon exercise of either the First or Second Option shall not be registered under the Securities Act of 1933 and shall be restricted stock as defined under Rule 144 of the Securities Act of 1933, as amended.

3. Expenses. Company will reimburse all reasonable expenses incurred by Advisor in performing Services, if pre-approved in writing by the Company.

4. Term. The term of this Agreement shall be for one (1) year beginning on the Effective Date and ending, unless sooner terminated, on May 31, 2004. This Agreement shall automatically renew for an additional one (1) year term on June 1, 2004 ("Renewal Date"), unless either party provides the other with a notice to terminate 30 days prior to the end of the first year of the Agreement

5. Publicity. Except as required by law, the Company shall not make any public announcement or other disclosure regarding Advisor's position with the Company except with the prior written consent of the Advisor, which consent Advisor shall not unreasonably withhold. If any disclosure is required by law, the Company shall consult Advisor concerning the form of announcement prior to such disclosure being made.

6. Removal by Directors. At any time, Advisor may be removed by the Board of Directors ("Directors") of the Company at a regular or special meeting, or upon the unanimous consent of the Directors without a meeting. This Agreement shall terminate automatically upon any such vote by the Board. This Agreement is at the will of both parties, and either party may terminate the Agreement at any time with or without cause. Both parties waive any and all causes of action arising directly from the termination of this Agreement.

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7. Conflicting Obligations.  Advisor has no outstanding agreement or obligation, and will not enter into any agreement or obligation, that is in conflict with any of the provisions of this Agreement or that would preclude Advisor from fully complying with all of Advisor's obligations under this Agreement. Advisor shall not serve on the Board of Directors or the Board of Advisors of any company or entity which competes indirectly or directly with Company, as determined in the sole discretion of the Chairman of the Board of Directors of the Company.

8. Confidentiality. Advisor shall not, during the term of this Agreement, improperly use or disclose any proprietary or confidential information or trade secrets of the Company to any third party. Advisor shall, within 10 days following the execution of this Agreement, execute the Company's standard Non-Disclosure Agreement.

9. Indemnity Agreement. The Company shall indemnify Advisor against any and all Expenses, judgments, fines, penalties, settlements and other amounts actually and reasonably incurred by him in connection with any proceeding if, with respect to the acts or omissions of Advisors which are the subject of the proceeding, Advisor acted in good faith and in a manner he reasonably believed to be in the best interest of the Company. No determination in any proceeding against Advisors by judgment, order, or settlement (with or without court approval), shall, of itself, create a presumption that Advisor did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Company.

The Company shall indemnify Advisor against any and all expenses, judgments, fines, penalties, settlements and other amounts actually and reasonably incurred by him in connection with the defense or settlement of a derivative proceeding if, with respect to the acts or omissions of Advisor which are the subject to the proceeding, Advisor acted in good faith and in a manner which he believed to be in the best interest of the Company and its shareholders;

Advisor shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of the commencement of the threatened commencement of any Proceeding against him or her for which indemnification will or could be sought under this Agreement.

Both the Company and Advisor acknowledge that in certain instances Federal law or applicable public policy may prohibit the Company from indemnifying Advisor under this Agreement or otherwise.

The Company shall not be obligated pursuant to this indemnity clause to indemnify Advisors for expenses and the payment of profits arising from the purchase and sale by Advisor of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute or similar provisions of any state or federal securities law.

         10.       General Provisions

         10.1 Further Assurances. Each party shall perform any and all further acts and execute and deliver any documents which are reasonably necessary to carry out the intent of this Agreement.

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         10.2 Notices. All notices or other communications required or permitted by this Agreement or by law shall be in writing and shall be deemed duly served and given when delivered personally or by facsimile, air courier, certified mail (return receipt requested), postage and fees prepaid, to the party at the address indicated in the signature block or at such other address as a party may request in writing.

         10.3 Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         10.4 Governing Law, Jurisdiction, and Venue. This Agreement shall be governed and interpreted in accordance with the laws of the State of California, as such laws are applied to agreements between residents of California to be performed entirely within the State of California. Subject to the immediately preceding paragraph, each party hereby consents to jurisdiction of and venue in the federal district court for the Northern District of California, San Francisco Division, and/or in the courts of the State of California for San Mateo County.

         10.5 Entire Agreement/ Modification. This Agreement sets forth the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior written agreements, and all prior or contemporaneous oral agreements and understandings, express or implied. No modification to this Agreement, nor any waiver of any rights, shall be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default shall not constitute a waiver of any other right or any subsequent breach or default.

         10.6 Assignment. The rights contained in this Agreement are of a unique character and may not be assigned in whole or in part by either party without the prior written consent of the other party; provided, however, that Company shall be entitled to assign this Agreement to a successor to all or substantially all of its assets, whether by sale, merger, or otherwise.

         10.7 Severability. If any of the provisions of this Agreement are determined to be invalid or unenforceable, the remaining provisions shall be deemed severable and shall continue in full force and effect to the extent the economic benefits conferred upon the parties by this Agreement remain substantially unimpaired.

         10.8 Attorneys' Fees. Should any litigation be commenced between the parties concerning the rights or obligations of the parties under this Agreement, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorneys' fees in such litigation. This amount shall be determined by the court in such litigation or in a separate action brought for that purpose. In addition to any amount received as attorneys' fees, the prevailing party also shall be entitled to receive from the party held to be liable, an amount equal to the attorneys' fees and costs incurred in enforcing any judgement against such party. This Section is severable from the other provisions of this Agreement and survives any judgment and is not deemed merged into any judgment.

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         10.9  Construction.  The headings of this Agreement are for convenience only and are not to be considered in construing this Agreement. The language of this Agreement shall be construed according to its fair meaning and not strictly for or against any party.

         10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11. Authorization. The undersigned represents and warrants that he is authorized to enter into this Agreement on behalf of the Company.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the date first written above.

      FinancialContent, Inc.                 Jared Kopf
      400 Oyster Point Blvd., Suite 435      455 Valejo Street, #211
      So. San Francisco, CA 94080            San Francisco, CA 94133
      Telephone: (650) 837.9850              Telephone: (415) 305-2627
      Facsimile: (650) 645.2677              Facsimile (415) 461 1951

      Dated: June 1, 2003                    Dated: June 1, 2003


      By:/s/ Wing Yu                         By: /s/ Jared Kopf
         ----------                             --------------
         Wing Yu,                               Jared Kopf, Advisor
         Chief Executive Officer
             FinancialContent, Inc.




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                                    EXHIBIT A
                             DESCRIPTION OF SERVICES

Responsibilities As Advisor. These responsibilities shall include, but shall not be limited to, the following:


         1. Advisor agrees to meet with the employees and officers of the Company within two weeks of executing this agreement.

         2. Advisor shall use his best efforts to attend quarterly scheduled meetings of the Board of Advisors with the Company's Officers;

         3. Advisor shall use his best efforts to attend monthly scheduled conference calls for Company updates;

         4. Advisor shall make himself available on a reasonable basis by email to the CEO and Chairman for strategic feedback;

         5. Advisor shall make himself available on a reasonable basis to offer advice and counsel to CEO and Chairman in the areas of leadership, fund raising, organization and communication; and

         6.   Advisor shall make client and partner introductions.


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